FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of June 23, 2011, among American Realty Capital New York Recovery REIT, Inc. (the “Company”), New York Recovery Operating Partnership, L.P. (the “OP”) and New York Recovery Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the OP and the Advisor entered into that certain Second Amended and Restated Advisory Agreement (the “Advisory Agreement”), dated as of September 2, 2010; and

WHEREAS, pursuant to Section 24 of the Advisory Agreement, the Company, the OP and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(d) of the Advisory Agreement. Effective June 1, 2011, Section 10(d) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(d)      Asset Management Fee.  The Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets in an amount equal to 0.75% per annum of Average Invested Assets; provided, however, that no Asset Management Fee will be payable on assets acquired using the proceeds from the Private Offering until the Company has sufficient cash flow to pay dividends on the Preferred Stock; provided further, however, that the Asset Management Fee shall be reduced by any amounts payable to New York Recovery Properties, LLC under Section 4.2 of the Management Agreement (the “Oversight Fees”), such that the aggregate of the Asset Management Fee and the Oversight Fees does not exceed 0.75% per annum of Average Invested Assets. The Asset Management Fee is payable on the first business day of each month in the amount of 0.0625% of Average Invested Assets for the preceding monthly period.”

2.	Amendment to Section 10(h) of the Advisory Agreement. Effective June 1, 2011, Section 10(h) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(h)      Payment of Fees.  In connection with the Acquisition Fee, Property Disposition Fee and Financing Coordination Fee, the Company shall pay such fees to the Advisor or its assignees in cash, in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. The Asset Management Fee shall be payable, at the discretion of the Board of Directors, in cash, Shares or grants of restricted Shares, or any combination thereof.  For the purposes of the payment of any fees in Shares, (i) if at the applicable time an Offering is underway, each Share shall be valued at the per-share offering price of the Shares in such Offering minus the maximum selling commissions and dealer manager fee allowed in such Offering; and (ii) at all other times, each Share shall be valued by the Board in good faith (A) at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor or similar FINRA rule), or (B) if no such rule shall then exist, at the fair market value thereof; provided, however, that in the case of Asset Management Fees payable in grants of restricted Shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made.”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	President

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital New York Recovery REIT, Inc.,

its General Partner

By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	President

NEW YORK RECOVERY ADVISORS, LLC

By:	New York Recovery Special Limited Partnership, LLC,

its Member

By:	American Realty Capital III, LLC,

its Managing Member

By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Authorized Signatory